Exhibit 99.1

For Immediate Release:

RENT-A-CENTER, INC.
DECLARES CASH DIVIDEND

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Plano, Texas, June 7, 2017 - Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII) today announced that its Board of Directors has declared a quarterly cash dividend of $0.08 per share on its common stock. The dividend will be payable on July 20, 2017, to common stockholders of record as of the close of business on July 3, 2017.

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A rent-to-own industry leader, Plano, Texas-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates stores in the United States, Mexico, Canada and Puerto Rico, and Acceptance NOW kiosk locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of rent-to-own stores operating under the trade names of "Rent-A-Center," "ColorTyme," and "RimTyme." For additional information about the Company, please visit our website at www.rentacenter.com.
Contact for Rent-A-Center, Inc.:
Maureen B. Short
Senior Vice President - Finance, Investor Relations and Treasury
Interim Chief Financial Officer
(972) 801-1899
maureen.short@rentacenter.com